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                                                                  Exhibit 4.5(j)

                                                                       EXECUTION

                              PLANVISTA CORPORATION
                            PLANVISTA SOLUTIONS, INC.

                       FIRST AMENDMENT AND LIMITED WAIVER

     THIS FIRST AMENDMENT AND LIMITED WAIVER to the Credit Agreement referred to below (this "Amendment"), is dated as of the 25th day of February, 2003, by and among PLANVISTA CORPORATION (f/k/a HEALTHPLAN SERVICES CORPORATION) ("PVC"), a Delaware corporation, PLANVISTA SOLUTIONS, INC. (f/k/a NATIONAL PREFERRED PROVIDER NETWORK, INC.) ("PVSI") (PVC and PVSI being collectively referred to herein as the "Borrowers" and sometimes individually as a "Borrower"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (the "Lenders"), WACHOVIA BANK NATIONAL ASSOCIATION (f/k/a FIRST UNION NATIONAL BANK), as administrative agent (the "Administrative Agent"), and, for purposes of Section 5 hereof, the Credit Parties listed on the signature pages hereof, and is made with reference to that certain Third Amended and Restated Credit Agreement dated as of April 12, 2002 by and among the Borrowers, the Lenders and the Administrative Agent (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                                 R E C I T A L S

     WHEREAS, the Borrowers have requested that Lenders waive any Default or Event of Default which may have occurred, or may hereafter occur, as a result of the Borrowers' failure to comply with the maximum Extraordinary Expenses covenant contained in Section 9.4 of the Credit Agreement for the Fiscal Quarter ending December 31, 2002; and

     WHEREAS, the Administrative Agent and Lenders have agreed to waive any such Default or Event of Default and to make certain amendments to the Credit Agreement in the manner set forth herein, but only on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree pursuant to Section 13.12 of the Credit Agreement as follows:

                                   SECTION 1.
                       AMENDMENTS TO THE CREDIT AGREEMENT

     On the basis of the representations and warranties contained in this Amendment, and subject to the terms and the satisfaction of the conditions set forth in this Amendment, the Administrative Agent and Lenders hereby agree as follows:

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     A. Amendments to Section 9.

                (1) Section 9.2 of the Credit Agreement is hereby amended and restated in its entirety as follows (solely for convenience, modified or added language is italicized):

          "SECTION 9.2 Minimum EBITDA. PVC and its Subsidiaries on a consolidated basis shall not permit EBITDA as of the last day of each calendar month set forth below for the calendar month then ended to be less than the following:

                      Period                                 Minimum EBITDA

          Calendar Month Ending October 31, 2002              $  951,499
          Calendar Month Ending November 30, 2002             $1,007,525
          Calendar Month Ending December 31, 2002             $  980,632
          Calendar Month Ending January 31, 2003              $1,000,000
          Calendar Month Ending February 28, 2003             $  700,000
          Calendar Month Ending March 31, 2003                $  800,000
          Calendar Month Ending April 30, 2003                $  800,000
          Calendar Month Ending May 31, 2003                  $  800,000
          Calendar Month Ending June 30, 2003                 $  800,000
          Calendar Month Ending July 31, 2003                 $  800,000
          Each Calendar Month thereafter                      $1,000,000

          ; provided, that to the extent that actual EBITDA for a calendar month exceeds the amount of EBITDA required for such calendar month, the excess shall be permitted to be carried over to the immediately succeeding calendar month (the `EBITDA Carry Over Amount') for the purpose of satisfying the amount of EBITDA required for such calendar month; provided, however, that the EBITDA Carry Over Amount may only be carried forward for two (2) consecutive calendar months and not beyond."

                (2) Section 9.3 of the Credit Agreement is hereby amended to delete the amount "$250,000" set forth opposite the period "Fiscal Quarter Ending March 31, 2003 and each Fiscal Quarter thereafter" and substitute therefor the amount "$375,000".

                                   SECTION 2.
         LIMITED WAIVER TO THE CREDIT AGREEMENT; CONDITIONS TO AMENDMENT

          On the basis of the representations and warranties contained in this Amendment, and subject to the terms and conditions of this Amendment, the Administrative Agent and Required Lenders hereby agree to waive any Default or Event of Default which may have occurred, or may hereafter occur, under Section 11.1(d) of the Credit Agreement solely as a result of the Borrowers' failure to comply with the covenant contained in Section 9.4 (Maximum Extraordinary Expenses) of the Credit Agreement for the Fiscal Quarter ending December 31, 2002 to the extent that Extraordinary Expenses for such Fiscal Quarter are comprised of restructuring charges incurred in connection with a proposed public offering of PVC Common Stock that was not consummated during the Fiscal Year ending December 31, 2002.

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                                  SECTION 3.
                              LIMITATION OF WAIVER

          Except as expressly provided in this Amendment, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. Without limiting the generality of the provisions of Section
13.12 of the Credit Agreement, the waivers set forth above shall be limited precisely as written and relate solely to noncompliance by the Borrowers with the provisions of Sections 9.4 and 11.1(d) of the Credit Agreement in the manner and to the extent described above and nothing in this Amendment shall be deemed or otherwise construed to:

          (a) constitute a waiver of, or consent to or a modification or amendment of (i) Sections 9.4 and 11.1(d) of the Credit Agreement in any other instance or (ii) any other term or condition of the Credit Agreement or any other Loan Document;

          (b) prejudice any other right or rights that the Administrative Agent or Lenders, or any of them, may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents;

          (c) constitute a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrowers or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the other Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents; or

          (d) constitute a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrowers, on the one hand, and the Administrative Agent or any other Lender, on the other hand.

                                   SECTION 4.
                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Administrative Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants to the Administrative Agent and Lenders that:

          A. Authorization; Binding Obligations. Each Credit Party has all requisite corporate power and authority to enter into this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action by each Credit Party. This Amendment has been duly executed and delivered by each Credit Party and is the legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law). As of the First Amendment Effective Date (as hereinafter defined), the Credit Agreement, as amended by this Amendment, will constitute the legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization,

                                       3

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moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          B. Incorporation of Representations. Each representation and warranty of each Credit Party contained in each of the Loan Documents is true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of the First Amendment Effective Date, except to the extent such representations and warranties relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

          C. Absence of Defaults. No event has occurred and is continuing or would result from the execution, delivery or performance of this Amendment that constitutes or would constitute a Default or Event of Default after giving effect to this Amendment.

          D. Financial Projections. All financial projections concerning PVC and its Subsidiaries that have been or are hereafter made available to the Administrative Agent or the other Lenders by the Borrowers or any of their representatives in connection with the transactions contemplated hereby (the "Projections") have been (or will be, in the case of Projections made available after the date hereof) prepared in good faith based upon reasonable assumptions.

          E. Performance. Such Borrower has performed in all material respects all agreements to be performed on its part on or before the date hereof as set forth in the Credit Agreement.

                                   SECTION 5.
                  ACKNOWLEDGEMENT AND CONSENT BY CREDIT PARTIES

          Each Borrower and each other Credit Party executing a counterpart hereto agree to and acknowledge the terms and provisions of this Amendment and confirm that each Loan Document to which such Credit Party is a party shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment, except as specifically provided herein. Each Borrower and each other Credit Party executing a counterpart hereof represent and warrant that all representations and warranties contained in each Loan Document to which such Credit Party is a party are true, correct and complete in all material respects as of the date hereof to the same extent as though made on each such date and that such Borrower and each such Credit Party has performed in all material respects all agreements to be performed on its part on or before the date hereof as set forth in the Loan Documents.

                                   SECTION 6.
                           CONDITIONS TO EFFECTIVENESS

          This Amendment shall become effective as of the date hereof (the "First Amendment Effective Date") only upon receipt of the following by the Administrative Agent:

          (a) counterparts hereof duly executed by each Credit Party and the Lenders and written or telephonic notification of such execution and authorization of delivery thereof; and

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          (b) such other documents as the Administrative Agent may reasonably request.

                                   SECTION 7.
                                  MISCELLANEOUS

          A. Effect of Amendment. Except as specifically provided herein, this Amendment does not in any way waive, amend, modify, affect or impair the terms and conditions of the Credit Agreement or the other Loan Documents, and all terms and conditions of the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect unless otherwise specifically amended, waived, modified or changed pursuant to the terms and conditions of this Amendment.

          On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified by this Amendment.

          B. Fees and Expenses. Each Borrower acknowledges that all costs, fees and expenses as described in Section 13.2 of the Credit Agreement incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, shall be for the account of the Borrowers.

          C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                      WACHOVIA BANK NATIONAL
                                      ASSOCIATION,
                                      individually and as Administrative Agent

                                      By: /s/ Matthew Berk
                                          -------------------------------------
                                          Name:  Matthew Berk
                                          Title: Managing Director

                                      CREDIT LYONNAIS, NEW YORK BRANCH,
                                      as a Lender


                                      By: /s/ John-Charles Van Essche
                                          -------------------------------------
                                          Name:  John-Charles Van Essche
                                          Title: Vice President

                                      SUNTRUST BANK, as a Lender


                                      By: /s/ Samuel M. Ballesteros
                                          -------------------------------------
                                          Name:  Samuel M. Ballesteros
                                          Title: Director

                                      SPRING STREET PARTNERS - I, L.P., as a
                                      Lender


                                      By: /s/ Gary P. Thomason
                                          -------------------------------------
                                          Name:  Gary P. Thomason
                                          Title: Authorized Signatory

                                      SOUTHTRUST BANK, as a Lender

                                      By: /s/ B.E. Dishman
                                          -------------------------------------
                                          Name:  B.E. Dishman
                                          Title: Vice President

                                      S-1

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                                  COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEEBANK
                                  BA "RABOBANK NEDERLAND", NEW YORK BRANCH, as a Lender


                                  By: __________________________________
                                      Name:
                                      Title:

                                  BANK OF AMERICA, N.A., as a Lender


                                  By: /s/ Joseph M. Martens
                                     -----------------------------------
                                      Name:  Joseph M. Martens
                                      Title: Senior Vice President

                                  AMSOUTH BANK, as a Lender

                                  By: /s/ William R. Hoog
                                     -----------------------------------
                                      Name:  William R. Hoog
                                      Title: Vice President

                                  HIBERNIA NATIONAL BANK, as a Lender


                                  By: /s/ Tammy Angelety
                                     -----------------------------------
                                      Name:  Tammy Angelety
                                      Title:

                                  FIFTH THIRD BANK, CENTRAL OHIO, as a Lender


                                  By: /s/ David Peura
                                     -----------------------------------
                                      Name:  David Peura
                                      Title: Asst. Vice President

                                       S-2

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                                  BORROWERS:

                                  PLANVISTA CORPORATION (f/k/a
                                  HEALTHPLAN SERVICES CORPORATION)

                                  By: /s/ Phillip S. Dingle
                                     -----------------------------------
                                     Name:  Phillip S. Dingle
                                     Title: Chairman & Chief Executive
                                            Officer

                                  PLANVISTA SOLUTIONS, INC. (f/k/a
                                  NATIONAL PREFERRED PROVIDER
                                  NETWORK, INC.)


                                  By: /s/ Phillip S. Dingle
                                     -----------------------------------
                                     Name:  Phillip S. Dingle
                                     Title: Chief Executive Officer


                                  OTHER CREDIT PARTIES:

                                  NATIONAL NETWORK SERVICES, INC.


                                  By: /s/ Phillip S. Dingle
                                     -----------------------------------
                                     Name:  Phillip S. Dingle
                                     Title: Secretary

                                  QUALITY MEDICAL ADMINISTRATORS, INC.


                                  By: /s/ Phillip S. Dingle
                                     -----------------------------------
                                     Name:  Phillip S. Dingle
                                     Title: Secretary

                                      S-3